Exhibit 99.1

[LOGO OF HIGHWOODS PROPERTIES]

FOR IMMEDIATE RELEASE

Contact:	Tabitha Zane Sr. Director, Investor Relations 919-431-1529	or	Carman Liuzzo Chief Financial Officer 909-875-6605

Highwoods Properties Reports Third Quarter Results

$0.64 Per Share Funds from Operations

Announces Debt Refinancing Plan, Anticipates Annual Interest Savings of

$8.9 Million or $0.15 Cents Per Share

Raleigh, NC – October 30, 2003 – Highwoods Properties, Inc. (NYSE: HIW), the largest owner and operator of suburban office properties in the Southeast, today reported net income available for common stockholders of $13.8 million, or $0.26 per diluted share, for the quarter ended September 30, 2003 compared to $7.1 million, or $0.14 per diluted share, for the same period last year.

Funds from operations (“FFO”) before minority interest was $38.1 million, or $0.64 per diluted share, for the quarter ended September 30, 2003. This compares to FFO of $44.7 million, or $0.74 per diluted share, for the same period a year ago. A reconciliation of FFO to GAAP net income is included in the financial tables. (See also “Non-GAAP Information” below)

Ronald P. Gibson, president and chief executive officer of Highwoods said, “The third quarter met our expectations with continued strong leasing activity totaling 1.8 million square feet. This is also the fourth consecutive quarter that we have leased in excess of one million square feet of office space. We are also pleased that office straight-line rents have held steady and are up 1.0% for the first nine months of the year. It is also important to note that the decline in occupancy in our portfolio was not the result of any deterioration in our markets but rather was primarily due to three factors; an expected move-out of a larger tenant in Tampa formerly occupying 153,000 square feet, the disposition of higher occupied assets and the acquisition of the 80.0% occupied MG-HIW assets.”

Highwoods Properties Ref: 03-23

October 30, 2003

Third Quarter Highlights

•	Second generation leasing activity in the Highwoods portfolio totaled 1.7 million square feet, 62.3% of which was in the Company’s office portfolio. In the first three quarters of 2003, the Company has leased 5.4 million square feet.

•	Rental revenues from continuing operations were $107.0 million, a 2.3% decline from the third quarter of 2002 when rental revenues operations were $109.5 million.

•	On a cash basis, same property rental revenues declined 6.4% from a year ago to $100.5 million and same property net operating income declined 9.8% for the comparable period. The decline in same property net operating income would have been 5.1% without the effect of the WorldCom lease rejection at Highwoods Preserve in Tampa.

•	Cash available for distribution (“CAD”) was $22.3 million versus CAD of $38.6 million for the third quarter of 2002. A reconciliation of CAD to GAAP net income is included in the financial tables. See also “Non-GAAP Information” below.

•	The Company was awarded a 350,000 square foot build-to-suit contract by the National Archives and Records Administration, an independent agency of the United States Government.

Debt Refinancing Plan

On December 1, 2003, $146.5 million of the Company’s 8.0% Notes and $100.0 million of the Company’s 6.75% Notes will mature. A portion of this debt totaling $127.5 million is expected to be refinanced with 10-year secured debt at an effective rate of 5.25%. The Company also plans to enter into a $100.0 million 2-year unsecured term loan with a floating rate that will initially be set at 1.3% over LIBOR. The remaining $19.0 million is expected to be repaid with proceeds from asset sales or with funds from the Company’s $250.0 million senior credit facility.

Although the 10-year secured loan and the 2-year unsecured loan have been approved by the lending institutions, they are each subject to definitive documentation. Assuming the Company is successful in obtaining financing on the terms described above, the Company anticipates annual interest savings of approximately $8.9 million, or $0.15 per share.

Asset Repositioning

In the third quarter, the Company sold $93.2 million of assets, including seven office and industrial properties encompassing 968,000 square feet, and 21.1 acres of land. Through October 24, 2003 the Company has repositioned $128.8 million of assets and currently has assets under contract or letter of intent with an aggregate sales price of $175.0 million and a net book value of $145.5 million. On July 29, 2003, the Company completed the acquisition of the assets in the Company’s MG-HIW joint venture in Atlanta, Research Triangle and Tampa, which includes 15 properties encompassing 1.3 million square feet.

Highwoods Properties Ref: 03-23

October 30, 2003

Outlook

The Company anticipates that fourth quarter 2003 FFO will be between $0.62 and $0.64 per share, which would bring FFO for the full year to between $2.60 and $2.62 per share before the adjustments to FFO to exclude the impairment write-downs of depreciable real estate assets and losses on the extinguishment of debt (See the first paragraph under “Non-GAAP Information”). This range is consistent with the guidance provided by the Company in April of 2003. Excluding impairment write-downs of depreciable real estate assets and losses on the extinguishment of debt, which lowered FFO in the first six months of 2003 by $0.05, FFO for 2003 will be between $2.55 and $2.57. For 2004 the Company anticipates that FFO will be between $2.55 and $2.70 per share.

These forward-looking statements are subject to risks and uncertainties that exist in Highwoods’ operations and business environment. See the Company’s cautionary language regarding forward-looking statements set forth at the bottom of this release.

Non-GAAP Information

In early October, the National Association of Real Estate Investment Trusts (“NAREIT”) issued a Financial Reporting Alert stating that impairment write-downs of depreciable real estate assets must be excluded from FFO. Additionally, under the provisions of Financial Accounting Standards Board Statement No. 145, losses on the extinguishment of debt incurred in the third quarter of 2002 are no longer considered extraordinary items and must be excluded from FFO. As a result of these developments, FFO per share was reduced by approximately $0.05 for the nine-month period ending September 30, 2003 and $0.23 for the full year 2002. These developments had no impact on the current quarter’s FFO per share.

We consider FFO and CAD to be useful financial performance measures of the operating performance of an equity REIT. Together with net income and cash flows from operating, investing and financing activities, FFO and CAD provide an additional basis to evaluate the ability of a REIT to incur and service debt, fund acquisitions and other capital expenditures and pay stockholder’s distributions. FFO and CAD do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. They should not be considered as alternatives to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. FFO and CAD do not measure whether cash flow is sufficient to fund all cash needs, including principal amortization, capital improvements and distributions to stockholders. Further, FFO as disclosed by other REITs may not be comparable to our calculation of FFO, as described below. Our calculation of FFO is consistent with FFO as defined by the NAREIT.

CAD is defined as FFO reduced by non-revenue enhancing capital expenditures for building improvements and tenant improvements and lease commissions related to second-generation space. In addition, CAD includes both recurring and nonrecurring operating results. As a result, nonrecurring items that are not defined as “extraordinary” under GAAP are reflected in the calculation of CAD. In addition, nonrecurring items included in the calculation of CAD for periods ended after March 28, 2003 meet the requirements of Item 10(e) of Regulation S-K, as amended January 22, 2003.

Highwoods Properties Ref: 03-23

October 30, 2003

Supplemental Information

A copy of the Company’s third quarter 2003 Supplemental Information that includes detailed operating and financial information is available in the “Investor Relations/Quarterly Earnings” section of the Company’s Web site at www.highwoods.com. The Supplemental Information, together with this release, has been furnished to the Securities and Exchange Commission on Form 8-K. You may also obtain a copy of the Supplemental Information by contacting Highwoods Investor Relations at 919-875-6717 / 800-256-2963 or by e-mail to HIW-IR@highwoods.com. If you would like to receive future Supplemental Information packages by e-mail or fax, please contact the Investor Relations department as noted above or by written request to: Investor Relations Department, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, NC 27604.

Conference Call

Highwoods will conduct a conference call to discuss the results of its third quarter on Friday, October 31, 2003, at 10:00 a.m. Eastern Time. All interested parties are invited to listen to the call. The dial-in number is (888) 202-5268 domestic, (706) 643-7509 international. The call will also be available live on our web site at www.highwoods.com under the “Investor Relations” section.

Telephone and web cast replays will be available two hours after the completion of the call. The telephone replay will be available for one week beginning at 1:00 p.m. Eastern Time. Dial-in numbers for the replay are (800) 642-1687 US/Canada, (706) 645-9291 international. The conference ID is 2462351.

About the Company

Highwoods Properties, Inc., a member of the S&P MidCap 400 Index, is a fully integrated, self-administered real estate investment trust (“REIT”) that provides leasing, management, development, construction and other customer-related services for its properties and for third parties. As of September 30, 2003, the Company owned or had an interest in 545 in-service office, industrial and retail properties encompassing approximately 43.7 million square feet. Highwoods also owns approximately 1,377 acres of development land. Highwoods is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our Web site at www.highwoods.com.

Certain matters discussed in this press release, such as the effect of tenant bankruptcies on our operations, expected leasing and financing activities, financial and operating performance and share repurchases and the cost and timing of expected development projects and asset dispositions, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words “will”, “expect”, “intends” and words of similar meaning. Although Highwoods believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Highwoods Properties Ref: 03-23

October 30, 2003

Factors that could cause actual results to differ materially from Highwoods’ current expectations are detailed in the Company’s 2002 Annual Report on Form 10-K and subsequent SEC reports and include, among others, the following: the financial condition of our customers could deteriorate; speculative development by others could result in excessive supply of office properties relative to customer demand; we may not be able to lease or re-lease space quickly or on as favorable terms as old leases; and unexpected difficulties in obtaining additional capital to satisfy our future cash needs or unexpected increases in interest rates would increase our debt service costs.

Financial tables follow.

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Highwoods Properties, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Rental revenue	$106,991	$109,521	$315,720	$327,984
Operating expenses:
Rental property	37,184	34,976	109,579	103,618
Depreciation and amortization	31,543	29,872	95,774	86,996
Interest expense:
Contractual	28,122	27,470	83,618	79,761
Amortization of deferred financing costs	819	347	2,202	1,027

	28,941	27,817	85,820	80,788
General and administrative (includes $3,700 of nonrecurring compensation expense in the nine months ended September 30, 2002)	6,276	4,147	18,144	18,550
Litigation reserve	—	2,700	—	2,700

Total operating expenses	103,944	99,512	309,317	292,652

Other income:
Interest and other income	2,506	2,766	8,574	8,783
Equity in earnings of unconsolidated affiliates	1,626	1,259	2,902	6,298

	4,132	4,025	11,476	15,081

Income before gain/(loss) on disposition of land and depreciable assets, minority interest and discontinued operations	7,179	14,034	17,879	50,413
Gain on disposition of land	1,067	741	3,342	6,498
(Loss)/gain on disposition of depreciable assets	(203)	(329)	37	5,050

Income before minority interest and discontinued operations	8,043	14,446	21,258	61,961
Minority interest	(857)	(1,841)	(2,424)	(7,564)

Income from continuing operations	7,186	12,605	18,834	54,397
Discontinued operations:
Income from discontinued operations, net of minority interest	3,007	5,058	11,476	16,002
Gain/(loss) on sale of discontinued operations, net of minority interest	11,280	(2,841)	12,455	(955)

	14,287	2,217	23,931	15,047

Net income	21,473	14,822	42,765	69,444
Dividends on preferred shares	(7,713)	(7,713)	(23,139)	(23,139)

Net income available for common stockholders	$13,760	$7,109	$19,626	$46,305

Net income per common share-diluted:
(Loss)/income from continuing operations	$(0.01)	$0.09	$(0.08)	$0.58
Income from discontinued operations	0.27	0.05	0.45	0.29

Net income	$0.26	$0.14	$0.37	$0.87

Weighted average common shares outstanding—diluted	53,261	53,604	53,342	53,544

Highwoods Properties, Inc.

Funds from Operations and Cash Available for Distributions

(In thousands, except per share amounts and ratios)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2003		2002		2003		2002
Funds from operations:
Net income	$21,473		$14,822		$42,765		$69,444
Add/(Deduct):
Depreciation and amortization	31,543		29,872		95,774		86,996
Gain/(loss) on disposition of depreciable assets	203	(1)	(171	)(1)	(37	)(1)	(14,618	)(1)
Minority interest	857		1,841		2,424		7,564
Dividends to preferred shareholders	(7,713)		(7,713)		(23,139)		(23,139)
Unconsolidated affiliates:
Depreciation and amortization	2,235		2,432		7,139		7,065
Discontinued operations:
Depreciation and amortization	372		2,955		2,216		8,765
Gain on sale, net of minority interest	(11,280	)(1)	(12	)(1)	(12,743	)(1)	(2,629	)(1)
Minority interest in income	372		668		1,450		2,154

Funds from operations	38,062		44,694	(2)	115,849		141,602	(2)
Cash available for distribution:
Add/(Deduct):
Rental income from straight-line rents	(1,136)		(1,222)		(4,501)		(2,540)
Amortization of intangible lease assets	212		—		212		—
Impairment charges	—		3,353		2,701		13,152
Amortization of deferred financing costs	819		347		2,202		1,027
Non-recurring compensation expense	—		—		—		3,700
Litigation reserve	—		2,700		—		2,700
Non-incremental revenue generating capital expenditures:
Building improvements paid	(4,500)		(1,740)		(10,025)		(4,861)
Second generation tenant improvements paid	(6,588)		(5,824)		(18,008)		(12,735)
Second generation lease commissions paid	(4,551)		(3,694)		(11,465)		(9,353)

	(15,639)		(11,258)		(39,498)		(26,949)

Cash available for distribution	$22,318		$38,614		$76,965		$132,692

Per common share/common unit-diluted:
Funds from operations	$0.64		$0.74		$1.93		$2.33

Dividends paid	$0.425		$0.585		$1.435		$1.755

Dividend payout ratios:
Funds from operations	66.8%		79.4%		74.4%		75.3%

Cash available for distribution	113.9%		91.9%		112.0%		80.3%

Weighted average shares/units outstanding-diluted	59,830		60,653		60,063		60,730

Net cash provided by/(used in):
Operating activities	$54,887		$75,289		$128,760		$172,979
Investing activities	14,599		18,480		976		85,279
Financing activities	(69,428)		(93,965)		(127,670)		(244,836)

Net increase/(decrease) in cash and cash equivalents	$58		$(196)		$2,066		$13,422

In October 2003, NAREIT issued a Financial Reporting Alert that changed its current implementation guidance for FFO regarding impairment charges. Accordingly, impairment charges have been excluded from gain/(loss) on disposition of depreciable assets in the calculation of FFO. In addition, as a result of the FASB’s “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”), losses on the extinguishment of debt will no longer be classified as an extraordinary item in the Company’s Consolidated Statements of Income. Therefore, the calculation of FFO no longer includes an add-back of this amount. See page 2 of this table for a reconciliation of gains/(losses) to the Company’s Consolidated Statements of Income and the impact these changes have had on FFO, in dollars and per share amounts, for all periods presented.

Highwoods Properties, Inc.

Funds from Operations and Cash Available for Distributions (continued)

(In thousands, except per share amounts and ratios)

(1)	The following is a reconciliation of gain/(loss) on disposition of depreciable assets included in the FFO calculation and gain/(loss) ondisposition of depreciable assets included in the Company’s Consolidated Statements of Income for the three and nine months ended September 30, 2003 and 2002:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Continuing Operations:
Gain/(loss) on disposition of depreciable assets per FFO calculation	$(203)	$171	$37	$14,618
Impairment charges	—	(500)	—	(9,568)
Gain/(loss) on disposition of depreciable assets per Consolidated Statements of Income	$(203)	$(329)	$37	$5,050

Discontinued Operations:
Gain/(loss) on disposition of depreciable assets per FFO calculation	$11,280	$12	$12,743	$2,629
Impairment charges	—	(2,853)	(288)	(3,584)
Gain/(loss) on disposition of depreciable assets per Consolidated Statements of Income	$11,280	$(2,841)	$12,455	$(955)

In addition to the impairment charges detailed above, FFO for the nine months ended September 30, 2003 also excludes a $2.4 million impairment charge included in the Company’s equity in earnings of unconsolidated affiliates related to the acquisition of certain assets of the MG-HIW, LLC joint venture by the Company

(2)    FFO for the three and nine months ended September 30, 2002 was decreased by $687,000, which represents a loss on the extinguishment of debt incurred during those periods. There were no losses on the extinguishment of debt incurred in 2003.

As a result of the changes to the FFO calculation as outlined in footnotes (1) and (2), FFO has been reduced by the following in dollars and per share amounts:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
FFO in dollars	$—	$(4,040)	$(2,701)	$(13,839)

FFO per share	$—	$(0.07)	$(0.05)	$(0.23)

Highwoods Properties, Inc.
Consolidated Balance Sheets
(in thousands)
	09/30/2003	12/31/2002	09/30/2002
Assets:
Real estate assets, at cost:
Land and improvements	$399,359	$392,135	$413,291
Buildings and tenant improvements	2,904,268	2,823,834	2,798,650
Development in process	11,159	6,419	39,633
Land held for development	177,982	163,789	153,395
Furniture, fixtures and equipment	21,605	20,966	20,479

	3,514,373	3,407,143	3,425,448
Less-accumulated depreciation	(517,779)	(457,863)	(437,454)

Net real estate assets	2,996,594	2,949,280	2,987,994
Property held for sale	145,548	183,828	257,826
Cash and cash equivalents	13,083	11,017	13,998
Restricted cash	6,810	8,582	2,702
Accounts receivable, net	12,570	13,578	19,298
Notes receivable	18,920	31,057	31,914
Accrued straight-line rents receivable	51,592	48,777	50,191
Investment in unconsolidated affiliates	73,372	79,504	80,825
Other assets:
Deferred leasing costs	105,642	99,802	104,866
Deferred financing costs	44,506	26,120	25,964
Prepaid expenses and other	16,341	15,295	13,400

	166,489	141,217	144,230
Less-accumulated amortization	(81,456)	(71,471)	(70,023)

Other assets, net	85,033	69,746	74,207

Total Assets	$3,403,522	$3,395,369	$3,518,955

Liabilities and Stockholders’ Equity:
Mortgages and notes payable	$1,612,483	$1,528,720	$1,626,362
Accounts payable, accrued expenses and other liabilities	118,192	120,614	131,087

Total Liabilities	1,730,675	1,649,334	1,757,449
Minority interest	174,058	188,563	191,114

Stockholders’ Equity:
Preferred stock	377,445	377,445	377,445
Common stock	531	534	534
Additional paid-in capital	1,384,129	1,390,043	1,389,595
Distributions in excess of net earnings	(254,546)	(197,647)	(182,719)
Accumulated other comprehensive loss	(4,002)	(9,204)	(10,418)
Deferred compensation	(4,768)	(3,699)	(4,045)
Total Stockholders’ Equity	1,498,789	1,557,472	1,570,392

Total Liabilities and Stockholders’ Equity	$3,403,522	$3,395,369	$3,518,955